UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 15, 2016 (December 7, 2015)

AXION INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Colorado	0-13111	84-0846389
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4005 All American Way, Zanesville, Ohio (Address of principal executive offices)	43701 (Zip Code)

Registrant’s telephone number, including area code: (740) 452-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership

On December 8, 2015, Axion International Holdings, Inc. (the “Company”) filed an 8-K with the U.S. Securities and Exchange Commission to disclose its Chapter 11 bankruptcy filing in Delaware on December 2, 2015 (the “Bankruptcy Filing”). As a result of the Chapter 11 proceeding, the Company will no longer file periodic reports under the Securities Exchange Act of 1934 and its shares will no longer be eligible for legend removal under Rule 144 for failure to continue to meet the current reporting requirement under Rule 144.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In an email dated December 7, 2015, the Financial Industry Regulatory Authority notified the Company that it would be moved from OTCQB to OTC Pink Current Information as a result of the Company’s inability to comply with the standards found in Section 2 of the OTCQB Eligibility Standards. The Company’s non-compliance with such standards was a result of its Bankruptcy Filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 15, 2016	AXION INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Donald W. Fallon
Donald W. Fallon Chief Financial Officer